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                                                                    EXHIBIT 99.7

                                 FIRST AMENDMENT
                                     OF THE
                           LAIDLAW INTERNATIONAL INC.
                        SHORT TERM INCENTIVE PLAN (STIP)

      THIS FIRST AMENDMENT is made on July 27, 2006, by LAIDLAW INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company maintains the Laidlaw International Inc. Short Term Incentive Plan (the "STIP"), effective as of September 1, 2004, to provide an incentive for superior work and to motivate eligible employees of Company and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified individuals;

      WHEREAS, the Company wishes to amend the STIP to comply with, and make changes permitted by, the American Jobs Creation Act of 2004 and the rules and regulations promulgated thereunder ("AJCA");

      WHEREAS, to the extent applicable, this amendment is intended as good faith compliance with the requirements of the AJCA and shall be further amended, if necessary, upon the release of final Treasury regulations to be issued under
Section 409A of the Internal Revenue Code; and

      WHEREAS, this amendment shall supersede the provisions of the STIP to the extent those provisions are inconsistent with the provisions of this amendment.

      NOW, THEREFORE, the Company does hereby amend the STIP, effective as of January 1, 2005, by deleting the section titled "Payment Form and Timing" and substituting therefor the following:

      "PAYOUT FORM AND TIMING

            Unless properly deferred under a deferred compensation plan maintained by the Company or any of its subsidiaries, STIP payments shall be in cash and shall be no later than ninety (90) days subsequent to a Performance Period, after business results are calculated. Notwithstanding the foregoing, in no event shall STIP payments be paid to the Participant later than the later of (1) the 15th day of the third month of the Participant's first taxable year commencing after the end of the Performance Period; or (2) the 15th day of the third month of the Company's first taxable year commencing after the end of the Performance Period."

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      Except as specifically amended hereby, the STIP shall remain in full force and effect prior to this First Amendment.

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                    LAIDLAW INTERNATIONAL, INC.


                                    By: /s/ KEVIN BENSON
                                        ----------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

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